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                                                                    Exhibit 99.2


                                                      REPUBLIC CONTACTS
                                 Media Inquiries: Will Flower (954) 769-6392 Investor Inquiries: Tod Holmes (954) 769-2387
                                                      Ed Lang     (954) 769-3591

                  REPUBLIC SERVICES, INC. ANNOUNCES ADDITIONAL
                                  $100 MILLION
                            STOCK REPURCHASE PROGRAM

         FORT LAUDERDALE, FLA., OCTOBER 25, 2000...Republic Services, Inc. (NYSE: RSG) announced today that its Board of Directors has authorized the repurchase of up to an additional $100 million of its common stock. The stock repurchases may be made in the open market, in privately negotiated transactions or a combination of both. The timing and amounts of any repurchases will be at the discretion of management and will depend on many factors, including the market price of the common stock and overall market conditions. The common stock that is repurchased will be held in treasury.

         This stock repurchase program is in addition to the $50 million stock repurchase program announced by the Company in July 2000. Since that announcement, the Company has repurchased 1.26 million shares representing an investment of $17.7 million.

         "It is our belief that the Company is currently undervalued," said James E. O'Connor, Chief Executive Officer of Republic Services, Inc. "Based on our business plan and outlook for 2001, the stock repurchase programs represent an excellent use of Company resources."

         Assuming the completion of both stock repurchase programs (representing an investment of $150 million), Republic Services anticipates having a debt to capitalization ratio between 40% and 45%. The Company remains committed to maintaining its investment grade rating.

         Republic Services, Inc. is a leading provider of solid waste collection, transfer and disposal services in the United States. The Company's operating units are focused on providing solid waste services for commercial, industrial, municipal and residential customers.




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Certain statements and information included herein, including projections of the Company's future repurchases of common stock, its future debt to capitalization ratio and its ability to maintain its investment grade rating, constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied, in or by such forward-looking statements. Such factors include, among other things, whether the Company's estimates and underlying assumptions concerning its selected balance sheet accounts, closure and post-closure costs, available airspace, and projected costs and expenses related to the Company's landfills and property, plant and equipment and labor and fuel rates and inflationary trends turn out to be correct or appropriate, and various factors that will impact the actual business and financial performance of the Company such as competition in the solid waste industry; dependence on acquisitions for growth; the Company's ability to manage growth; compliance with and future changes in environmental regulations; the Company's ability to obtain approval from regulatory agencies in connection with expansions at the Company's landfills; the ability to obtain financing on acceptable terms to finance the Company's operations and growth strategy and for the Company to operate within the limitations imposed by financing arrangements; the ability of the Company to repurchase common stock at prices that are accretive to earnings per share; the Company's dependence on key personnel; general economic conditions, including but not limited to inflation and changes in fuel, labor and other variable costs that are generally not within the control of the Company; dependence on large, long-term collection contracts; risks associated with undisclosed liabilities of acquired businesses; risks associated with pending legal proceedings; and other factors contained in the Company's filings with the Securities and Exchange Commission.


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